Exhibit 99.1

Contact:

William B. Boni

VP, Investor Relations/

Corp. Communications

Minerva Neurosciences, Inc.

(617) 600-7376

FOR IMMEDIATE RELEASE

MINERVA NEUROSCIENCES EXERCISES RIGHT TO OPT OUT OF AGREEMENT

WITH JANSSEN FOR SELTOREXANT (MIN-202)

•	Preserves royalties payable to Minerva on worldwide sales of seltorexant

•	Eliminates all financial obligations with respect to the clinical development and commercialization of seltorexant

•	Corporate focus now on lead product, roluperidone, in Phase 3 development

Waltham, MA, July 1, 2020 – Minerva Neurosciences, Inc. (NASDAQ: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system disorders, announced today that it has exercised its right to opt out of its agreement with Janssen Pharmaceutica NV (Janssen) for the future development of seltorexant (MIN-202).

As a result, Minerva will now collect a royalty on worldwide sales of seltorexant in all indications in the mid-single digits, with no financial obligations to Janssen.

“We believe opting out of our agreement with Janssen at this stage of the program creates real value for Minerva,” said Dr. Remy Luthringer, Executive Chairman and Chief Executive Officer of Minerva. “This decision enables us to retain a meaningful financial interest in the future revenue stream of a compound with significant commercial potential while eliminating the Company’s financial obligations to a substantial Phase 3 program encompassing major depressive disorder and insomnia. Furthermore, opting out will help align our human and financial resources with our focus on establishing a path to approval of our lead compound, roluperidone, in Phase 3 development.”

About Minerva Neurosciences

Minerva’s portfolio of compounds includes: roluperidone (MIN-101), in clinical development for schizophrenia; a potential royalty stream from seltorexant (MIN-202 or JNJ-42847922), in clinical development for insomnia and MDD; and MIN-301, in pre-clinical development for Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market under the symbol “NERV.” For more information, please visit www.minervaneurosciences.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the timing and scope of future clinical trials and results of clinical trials with roluperidone (MIN-101); the clinical and therapeutic potential of this compound; the likelihood of future sales and a royalty stream from seltorexant, the timing and outcomes of future interactions with U.S. and foreign regulatory bodies; our ability to successfully develop and commercialize our therapeutic products; the sufficiency of our current cash position to fund our operations; and management’s ability to successfully achieve its goals. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, whether roluperidone will advance further in the clinical trials process and whether and when, if at all, it will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of our therapeutic products will be successfully marketed if approved; whether any of our therapeutic product discovery and development efforts will be successful; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 4, 2020. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.